EXHIBIT 10

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Independent Registered Public Accounting Firms” and to the inclusion of our report, dated March 1, 2018, on Keynote Series Account (comprising, respectively, Government Money Market, Inflation-Protected Securities, Intermediate Bond, Balanced II, Large Value Opportunities, Large Growth and Calvert Subaccount), for the fiscal year ended December 31, 2017, included in the Statement of Additional Information in Post-Effective Amendment Number 39 to the Registration Statement (Form N-4, No. 33-19836) of Keynote Series Account.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 27, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 (File No. 33-19836) of our report dated April 27, 2018 relating to the statutory financial statements and supplemental schedules of MONY Life Insurance Company (prepared using accounting practices prescribed or permitted by the New York State Department of Financial Services), which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” and the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama

April 27, 2018